EXHIBIT 4.1

--------------------------------------------------------------------------------
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "US SECURITIES ACT"), OR ANY STATE SECURITIES LAWS IN RELIANCE ON REGULATION S AND MAY BE OFFERED, SOLD,
PLEDGED, TRANSFERRED OR OTHERWISE DISPOSED OF ONLY (A) PURSUANT TO A REGISTRATION STATEMENT WITH RESPECT TO SUCH SECURITIES WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE US SECURITIES ACT; (B) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 904 OF REGULATION S UNDER THE US SECURITIES ACT AND IN COMPLIANCE WITH ANY APPLICABLE SECURITIES LAWS; (C) FOR SO LONG AS THE SECURITIES REPRESENTED HEREBY OR UNDERLYING SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144; OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE US SECURITIES ACT.
--------------------------------------------------------------------------------
                                          Certificate Number SW-
                                                                 ---------------
                                       SPECIAL WARRANTS
                       ---------------
                                   To Acquire
                  Common Shares and Share Purchase Warrants of
                                  ADSERO CORP.
              (subsisting under the laws of the State of Delaware)

EXERCISABLE AT ANY TIME PRIOR TO 5:00 P.M. (TORONTO TIME) ON OCTOBER 27, 2004 (the "CLOSING DATE").

                  THIS CERTIFIES THAT, for value received,
                                                           ---------------------
(the "HOLDER"), is entitled to exercise this certificate ("SPECIAL WARRANT CERTIFICATE") at any time prior to the Time of Expiry (as defined herein) to acquire upon exercise, for no additional consideration, one (1) A unit (a "UNIT") of Adsero Corp. (the "CORPORATION") for each special warrant represented by this Special Warrant Certificate (each a "SPECIAL WARRANT"), subject to adjustment as herein set forth. Each Unit consists of one Common Share and one Share Purchase Warrant (as such terms are defined herein).

                  The  following  provisions  shall be applicable to the Special
Warrants:

1.       INTERPRETATION

         1.1      CURRENCY

                  All dollar amounts referred to herein shall be in lawful money of the United States of America.

         1.2      DEFINED TERMS

                  As used herein, the following words and phrases shall have the following meanings respectively:

                  (a) "BUSINESS DAY" means a day other than a Saturday or Sunday on which the principal commercial banks are open for business in the City of Toronto during normal business hours;

                  (b)      "CLOSE  OF  BUSINESS"   means  5:00  o'clock  in  the
                           afternoon (Toronto time);

                  (c) "COMMON SHARE CERTIFICATES" means the certificates representing the Common Shares forming part of the Units which are issuable upon exercise of the Special Warrants;

                  (d) "COMMON SHARES" means common shares, $0.001 par value per share, in the capital of the Corporation whether issued or unissued, as constituted at the date hereof; provided that in the event of a change, reclassification, subdivision, redivision, reduction, combination, or consolidation thereof, or successive such changes, reclassifications, subdivisions, redivisions, reductions, combinations or consolidations, and subject to adjustment, if any, having been made in accordance with the provisions of
                           Section 2 below, "COMMON SHARES" shall thereafter mean the shares resulting from such change, reclassification, subdivision, redivision, reduction or combination;

                  (e) "CONVERTIBLE SECURITY" means a security of the Corporation or any other issuer that is convertible into or exchangeable for or otherwise carries the right to acquire Common Shares;

                  (F) "CORPORATION" shall have the meaning ascribed thereto in the preamble hereto;

                  (g) "CURRENT MARKET PRICE", at any date, means the fair market value of the Common Shares as may be determined by the directors of the Corporation in good faith;

                  (h) "DIRECTOR" means a director of the Corporation for the time being and "DIRECTORS" or "BOARD OF
                           DIRECTORS" means the board of directors of the Corporation or, if duly constituted and empowered, the executive committee of the board of directors of the Corporation for the time being, and reference, without further elaboration, to action by the directors means action by the directors of the Corporation as a board or action taken by the said executive committee as such committee;

                  (i) "EXCHANGE NUMBER", at any time, means that number of Common Shares that the Holder is entitled to receive (in addition to the number of Share Purchase Warrants such holder is entitled to receive) for each Special Warrant held upon exercise of the rights attached to such Special Warrant as the number may be adjusted by
                           Section 2 hereof and that number, as at the date hereof, is equal to one Common Share for each such Special Warrant;

                  (j) "EXERCISE PERIOD" shall have the meaning ascribed thereto in Section 2.1 hereof;

                  (k) "HOLDER" shall have the meaning ascribed thereto in the preamble hereto;

                  (l) "HEREIN", "HERETO", "HEREUNDER", "HEREOF", "HEREBY" and similar expressions mean or refer to this Special Warrant Certificate and not to any particular Section, clause, subclause, subdivision or portion hereof, and the expressions, "SECTION", "CLAUSE" and "SUBCLAUSE" followed by a number or letter mean and refer to the specified Section, clause or subclause hereof;

                  (m) "OFFERING" means the offering for sale of 750,000 Special Warrants by the Corporation as completed on September 27, 2004;

                  (n) "PERSON" means any individual, corporation, company, partnership, association or trust;

                  (o)      "PURCHASE PRICE" means $1.00 per Special Warrant;

                  (p) "REGISTRAR AND TRANSFER AGENT" means the Corporation or such other company as the Corporation may appoint from time to time as the registrar and transfer agent for the Special Warrants;

                  (q)      "SHAREHOLDER"    means   any   shareholder   of   the
                           Corporation;

                  (r) "SHARE PURCHASE WARRANT CERTIFICATES" means the share purchase warrant certificates which will evidence the Share Purchase Warrants;

                  (s) "SHARE PURCHASE WARRANTS" means the share purchase warrants which will comprise part of the Units, each of which will be issued pursuant to a share purchase warrant indenture to be entered into between the Corporation and ? and will entitle the holder thereof, subject to adjustment in accordance with the terms of the Share Purchase Warrant Certificates, to acquire one Common Share at any time from the date hereof until 5:00 p.m., Toronto time on the date that is 24 months following Closing Date at a price of $1.50;

                  (t) "SPECIAL WARRANTS" shall have the meaning ascribed thereto in the preamble hereto;

                  (u) "SPECIAL WARRANT CERTIFICATE" shall have the meaning ascribed thereto in the preamble hereto;

                  (v) "SPECIAL WARRANT REGISTER" means the register to be maintained by the Registrar and Transfer Agent pursuant to Section 3 hereof wherein shall be entered the name, address and description of the registered holders of the Special Warrants and particulars of the Special Warrants;

                  (w) "TIME OF EXPIRY" means 5:00 p.m., Toronto time, on October 27, 2004; and

                  (x) "UNIT" shall have the meaning ascribed thereto in the preamble hereto.

         1.3      TIME OF EXPIRY

                  In the event that the Holder exercises Special Warrants represented hereby on or prior to the Time of Expiry, Common Share Certificates and Share Purchase Warrant Certificates evidencing the aggregate number of Common Shares and Share Purchase Warrants issuable upon such exercise shall be delivered to the Holder within five (5) business days of the surrender to the Registrar and Transfer Agent of this Special Warrant Certificate with the exercise form attached hereto as Schedule "A" duly completed. Each Common Share Certificate and each Share Purchase Warrant Certificate delivered shall evidence the number of Common Shares and Share Purchase Warrants, respectively, issuable upon such exercise of Special Warrants and, subject to the receipt by the Registrar and Transfer Agent of contrary instructions from the Holder, shall be registered in the name of the Holder. The Corporation shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of such certificates except that if such certificates are to be registered in a name or names other than that of the Holder or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such certificates shall be paid by the Holder to the Corporation at the time of the delivery of such certificates as set out above. For greater certainty and notwithstanding any other provision herein contained, no certificates representing Units shall be issued upon the exercise of any Special Warrants.

         1.4      DEEMED EXERCISE AT TIME OF EXPIRY

                  In the event that the Holder has not exercised all of the Special Warrants evidenced hereby in accordance with Section 1.3 hereof prior to the Time of Expiry, such Special Warrants shall be deemed exercised by the Holder immediately prior to the Time of Expiry and the Common Shares and Share Purchase Warrants comprising the Units issuable upon exercise of the Special Warrants shall be deemed to be issued to the Holder as the owner of record of such securities as of the Time of Expiry. In such event, Common Share Certificates and Share Purchase Warrant Certificates evidencing the aggregate number of Common Shares and Share Purchase Warrants issuable upon exercise of the Special Warrants not yet exercised by the Holder as of such time shall be registered in the name of the Holder and delivered to the Holder at the address of the Holder set forth in the Special Warrant Register (unless contrary instructions are given to the Registrar and Transfer Agent by the Holder prior to the delivery of such certificates). The Corporation shall pay all taxes and other expenses and charges payable in connection with the preparation, execution and delivery of certificates pursuant to this Section 1.4, except that if such certificates are to be registered in the name or names other than the Holder or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such certificates shall be paid by the Holder to the Corporation at the time of delivery of such certificates as set out above.

         1.5      SPECIAL WARRANTHOLDER NOT A SHAREHOLDER

                  The holding of the Special Warrants evidenced by this Special Warrant Certificate shall not constitute the Holder a shareholder of the Corporation or entitle the Holder to any right or interest in respect thereof except as herein expressly provided.

         1.6      COMMON SHARES TO BE FULLY PAID

                  The Corporation covenants and agrees that all Common Shares issued hereunder or on the due exercise of the Share Purchase Warrants will, upon issuance, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the issue thereof.

         1.7      NO FRACTIONAL SHARES

                  The Corporation shall not be required to issue fractional Common Shares or Share Purchase Warrants upon the exercise by the Holder (or on behalf of the Holder) of its rights hereunder. To the extent that the Holder would otherwise have been entitled to receive on the exercise or partial exercise hereof a fraction of a Common Share or Share Purchase Warrant, that Holder may exercise that right in respect of the fraction only in combination with another Special Warrant or Special Warrants that in the aggregate entitle the Holder to purchase a whole number of Common Shares and Share Purchase

Warrants, in the absence of which the Holder shall receive the number of Common Shares or Share Purchase Warrants to which the Holder is otherwise entitled, rounded down to the nearest whole number.

         1.8      COMMON SHARES TO BE RESERVED

                  The Corporation shall, so long as the Special Warrants and Share Purchase Warrants remain outstanding, ensure that there are a sufficient number of Common Shares authorized to be issued upon the exercise of all outstanding Special Warrants issued pursuant to the Offering and to enable such Share Purchase Warrants to be issued and exercised upon the basis and upon the terms and conditions herein provided and provided in the Share Purchase Warrant Certificates, provided that nothing herein contained shall affect or restrict the right of the Corporation to issue Common Shares from time to time subject to the terms and conditions of the Special Warrants.

         1.9      LEGENDS

         Upon the  issuance  thereof,  the  certificates  evidencing  the Common
Shares and Share Purchase Warrants comprising the Units will contain such legends as advised by counsel to the Corporation, in accordance with applicable law.

2.       ADJUSTMENTS

         2.1      ADJUSTMENTS TO EXCHANGE NUMBER

                  The Exchange Number (or the number and kind of Common Shares or securities to be received upon exercise of the Special Warrants in the case of subsections 2.1(d) and 2.1(e) below) shall be subject to adjustment from time to time in the events and in the manner provided as follows:

                  (a) If at any time from the date hereof until the Time of Expiry (the "EXERCISE PERIOD") the Corporation shall:

                           (i) issue to all or substantially all the holders of the Common Shares by way of a stock dividend or otherwise, Common Shares or Convertible Securities; or

                           (ii) subdivide its outstanding Common Shares into a greater number of shares; or

                           (iii)    combine  or  consolidate   its   outstanding
                                    Common Shares into a smaller number of shares,

                           (any such event being herein referred to as a "SHARE REORGANIZATION") the Exchange Number shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for the purposes of the Share Reorganization (or, if there is no record date, the effective date thereof) to a number that is the product of (1) the Exchange Number in effect on the record date (or effective date) in respect of the Share Reorganization; and (2) a fraction:

                                    (A)      the numerator of which shall be the
                                             number of Common Shares outstanding
                                             immediately  after giving effect to
                                             the Share Reorganization; and

                                    (B)      the  denominator  of which shall be
                                             the   number   of   Common   Shares
                                             outstanding  on the record date (or
                                             effective  date) in  respect of the
                                             Share Reorganization  before giving
                                             effect to the Share Reorganization.

                  (b) If during the Exercise Period the Corporation shall issue rights, options or warrants (other than Share Purchase Warrants) to all or substantially all the holders of the Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue thereof at a price, or at a conversion price, of less than 95% of the Current Market Price at the record date for such distribution (any such issuance being herein referred to as a "RIGHTS OFFERING" and Common Shares that may be acquired pursuant to the Rights Offering, or upon conversion of the Convertible Securities offered pursuant to the Rights Offering, being herein referred to as the "OFFERED SHARES"), the Exchange Number shall be adjusted effective immediately after the record date at which holders of Common Shares or Convertible Securities are determined for the purposes of the Rights Offering to an Exchange Number that is the product of (1) the Exchange Number in effect on such record date and (2) a fraction:

                           (i)      the  numerator  of which shall be the sum of
                                    (a) the number of Common Shares  outstanding
                                    on such  record  date plus (b) the number of
                                    Offered  Shares  offered   pursuant  to  the
                                    Rights Offering or the maximum number of Offered Shares into which the Convertible Securities so offered pursuant to the Rights Offering may be converted, as the case may be; and

                           (ii) the denominator of which shall be the sum of:

                                    (A)      the   number   of   Common   Shares
                                             outstanding on the record date; and

                                    (B)      the  number  arrived  at  when  (I)
                                             either  (a)  the   product  of  the
                                             number of Offered Shares so offered
                                             and the price at which the  Offered
                                             Shares  are  offered;  or  (b)  the
                                             product of the conversion  price of
                                             the Convertible  Securities and the
                                             maximum  number of  Offered  Shares
                                             for or into  which the  Convertible
                                             Securities  offered pursuant to the
                                             Rights  Offering may be  converted,
                                             as the case may be, is  divided  by
                                             (II) the  Current  Market  Price of
                                             the  Common  Shares  on the  record
                                             date.

                           Any Offered Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any computation. If all the rights, options or warrants are not so issued or if all rights, options or warrants are not exercised prior to the expiration thereof, the Exchange Number shall be readjusted to the Exchange Number in effect immediately prior to the record date, and the Exchange Number shall be further adjusted based upon the number of Offered Shares actually delivered (or Convertible Securities actually converted into Offered Shares) upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after that record date.

                  (c) If during the Exercise Period the Corporation shall issue or distribute to all or substantially all the holders of Common Shares, (i) shares of any class other than Common Shares; (ii) rights, options or warrants other than Share Purchase Warrants and other than rights, options or warrants in connection with a Rights Offering or rights, options or warrants (other than Share Purchase Warrants) issued by the
                           Corporation to all or substantially all of the holders of Common Shares pursuant to which those holders are entitled to subscribe for, purchase or otherwise acquire Common Shares or Convertible Securities within a period of 45 days from the date of issue thereof at a price, or at a conversion price, of equal to or greater than 95% of the Current Market Price at the record date for such distribution; (iii) evidences of indebtedness; or
                           (iv) any other assets (excluding cash dividends that a Holder otherwise is entitled to receive) and that issuance or distribution does not constitute a Share Reorganization (any such event being herein referred to as a "SPECIAL DISTRIBUTION"), the Exchange Number shall be adjusted effective immediately after the record date at which the holders of Common Shares are determined for purposes of the Special Distribution to an Exchange Number that is the product of (1) the Exchange Number in effect on such record date and (2) a fraction:

                           (i) the numerator of which shall be the product of (I) the sum of the number of Common Shares outstanding on such record date plus the number of Common Shares which all holders of the Special Warrants would be entitled to receive upon exercise of all their outstanding Special Warrants if they were exercised on such record date and (II) the Current Market Price thereof on such record date; and

                           (ii)     the denominator of which shall be:

                                    (A)      the  product  of (I) the sum of the
                                             number of Common Shares outstanding
                                             on such record date plus the number
                                             of Common  Shares which the holders
                                             of all  Special  Warrants  would be
                                             entitled to receive  upon  exercise
                                             of all  their  outstanding  Special
                                             Warrants if they were  exercised on
                                             such   record  date  and  (II)  the
                                             Current  Market  Price  thereof  on
                                             such record date;

                                             less

                                    (B)      the aggregate fair market value, as
                                             determined by the directors,  whose
                                             determination,    absent   manifest
                                             error, shall be conclusive,  of the
                                             shares, rights, options,  warrants,
                                             evidences of  indebtedness or other
                                             assets   issued   or    distributed
                                             pursuant     to     the     Special
                                             Distribution.

                           Any Common Shares owned by or held for the account of the Corporation shall be deemed not to be outstanding for the purpose of any such computation. To the extent  that  the  distribution  of  shares,  rights,
                           options, warrants, evidences of indebtedness or assets is not so made or to the extent that any rights, options or warrants so distributed are not exercised, the Exchange Number shall be readjusted to the Exchange Number that would then be in effect based upon shares, rights, options, warrants, evidences of indebtedness or assets actually distributed or based upon the number of Common Shares or Convertible Securities actually delivered upon the exercise of the rights, options or warrants, as the case may be, but subject to any other adjustment required hereunder by reason of any event arising after the record date.

                  (d) If during the Exercise Period there is a reorganization of the Corporation not otherwise provided for in this Section 2.1 or a consolidation or merger or amalgamation of the Corporation with or into another body corporate including a transaction whereby all or substantially all of the Corporation's undertaking and assets become the property of any other corporation (any such event being herein called a "CAPITAL REORGANIZATION"), if the Holder has not exercised its Special Warrants prior to the effective date of the Capital Reorganization, the Holder shall be entitled to receive and shall accept, upon the exercise of its right at any time after the effective date of the Capital Reorganization, in lieu of the number of Common Shares (and any other securities or properties other than Share Purchase Warrants to which the Holder is entitled upon exercise of the Special Warrants) to which it was theretofore entitled upon exercise of the Special Warrants, the kind and aggregate number of shares and/or other securities or property resulting from the Capital Reorganization that the Holder would have been entitled to receive as a result of the Capital Reorganization if, on the effective date thereof, it had been the holder of the number of Common Shares (and any other securities or properties other than
                           Share Purchase Warrants to which the Holder is entitled upon exercise of the Special Warrants) to which immediately before the transaction it was entitled upon exercise of the Special Warrants. A Capital Reorganization shall not be carried into effect unless all necessary steps shall have been taken so that the Holder shall thereafter be entitled to receive the number of shares or other securities or property resulting from the Capital Reorganization, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 2.1.

                  (e) If the Corporation shall reclassify or otherwise change the outstanding Common Shares, the exercise right shall be adjusted effective immediately upon the reclassification becoming effective so that, if

                           Holder were to exercise its right thereafter, the Holder shall be entitled to receive such shares as it would have received had the Special Warrants been exercised immediately prior to the effective date of the reclassification or other change, subject to adjustment thereafter in accordance with provisions the same, as nearly as may be possible, as those contained in this Section 2.1.

         2.2      ADJUSTMENTS CUMULATIVE

                  The adjustments provided for in Section 2.1 are cumulative and shall apply (without duplication) to successive Share Reorganizations, Rights Offerings, Special Distributions and Capital Reorganizations or other events resulting in any adjustment under the provisions of Section 2.1; provided that, notwithstanding any other provision of this Section 2, no adjustment shall be made in the number of Common Shares which may be acquired on the exercise hereof unless it would result in a change of at least one-hundredth of a Common Share (provided, however, that any adjustments which by reason of this Section 2.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment).

         2.3      NO ADJUSTMENT

                  No adjustment in the number of Common Shares which may be acquired upon the exercise hereof shall be made in respect of any event described in Section 2.1 if the Holder is entitled to participate in such event on the same terms mutatis mutandis as if the Holder had exercised or had been deemed to have exercised its Special Warrants prior to or on the effective date or record date of such event.

         2.4      ADJUSTMENT BY DIRECTORS

                  In the event that the Corporation after the date hereof shall take any action affecting the Common Shares other than action described in this
Section 2, which in the opinion of the directors of the Corporation would materially affect the rights of holders of the Special Warrants, the number of Common Shares which may be acquired upon the exercise hereof shall be adjusted in such manner and at such time, by action by the directors, in their sole discretion as they may determine to be equitable in the circumstances. Failure of the directors to make such an adjustment shall be conclusive evidence that the directors have determined that it is equitable to make no adjustment in the circumstances. In the event that any such adjustment is made, the Corporation shall deliver a new certificate to the Holder representing the Special Warrants to which such Holder is entitled following any such adjustment, together with a notice describing such adjustment.

         2.5      ABANDONING CAPITAL REORGANIZATION

                  If the Corporation shall set a record date to determine the holders of the Common Shares for the purpose of entitling them to receive any issue or distribution or for the issue of any rights, options or warrants and shall thereafter and before such distribution or issue to such shareholders legally abandon its plan to make such distribution or issue, then no adjustment in the number of Common Shares which may be acquired upon the exercise hereof shall be required by reason of the setting of such record date.

         2.6      CONDITION PRECEDENT

                  As a condition precedent to the taking of any action which would require an adjustment pursuant to Section 2.1, the Corporation shall take any action which may, in the opinion of counsel, be necessary in order that the Corporation may validly and legally issue as fully paid and non-assessable all Common Shares which all holders of outstanding Special Warrants issued pursuant to the Offering are entitled to receive on the full exercise thereof in accordance with the provisions thereof.

         2.7      NOTICE

                  Forthwith after any adjustment in the number of Common Shares to which the Holder is entitled pursuant to this Section 2, the Corporation shall deliver a notice of such adjustment to the Holder setting forth in reasonable detail the method of calculation of such adjustment and the facts upon which such calculation is based.

         2.8      REFERENCE TO AUDITORS

                  In case a state of facts shall exist to which the provisions of this Section 2 are not strictly applicable, or if strictly applicable operate in an unclear manner or in a manner that would not fairly adjust the rights of the Holder against dilution in accordance with the intent and purposes hereof, the Corporation shall execute and deliver to the Holder an amendment hereto providing for an adjustment in the application of such provisions so as to adjust such rights as aforesaid in accordance with the opinion of the Corporation's auditors (or such independent third party as the Corporation's auditors may appoint) to whom the Corporation may refer any such question.

3.       SPECIAL WARRANT REGISTER

                  The Special Warrant Register shall be kept by the Registrar and Transfer Agent at its principal office in the City of Denver, Colorado, and at such other offices as may be required by law.

4.       ISSUE IN SUBSTITUTION FOR LOST SPECIAL WARRANTS

         4.1      ISSUE OF NEW CERTIFICATES

                  In case this Special Warrant Certificate shall become mutilated or be lost, destroyed or stolen, the Corporation, subject to applicable law and to Section 4.2, shall issue and thereupon the Registrar and Transfer Agent shall certify and deliver a new certificate of like date and tenor as this Special Warrant Certificate upon surrender of and in place of and upon cancellation of this Special Warrant Certificate or in lieu of and in substitution for this Special Warrant Certificate and the substituted certificate shall be in a form approved by the Registrar and Transfer Agent and shall rank equally in accordance with its terms with this Special Warrant Certificate.

         4.2      RESTRICTIONS TO ISSUE OF NEW CERTIFICATES

                  The applicant for the issue of a new certificate representing the Special Warrants pursuant to this Section 4 shall bear the cost of the issue thereof and in case of loss, destruction or theft shall, as a condition precedent to the issue thereof, furnish to the Corporation and to the Registrar and Transfer Agent such evidence of ownership and of the loss, destruction or theft of this Special Warrant Certificate as shall be satisfactory to the Corporation and to the Registrar and Transfer Agent in their discretion and the applicant may also be required to furnish an indemnity in amount and form satisfactory to them in their discretion, and shall pay the reasonable charges of the Corporation and the Registrar and Transfer Agent in connection therewith.

5.       EXCHANGE OF SPECIAL WARRANTS

         5.1      EXCHANGES FOR NEW CERTIFICATES

                  This Special Warrant Certificate may, upon compliance with the reasonable requirements of the Registrar and Transfer Agent, be exchanged for one or more certificates representing the Special Warrants entitling the Holder to acquire an equal aggregate number of Common Shares and Share Purchase Warrants as represented by this Special Warrant Certificate.

         5.2      RESTRICTIONS TO EXCHANGES FOR NEW CERTIFICATES

                  Special Warrants Certificates may be exchanged only at the principal transfer office of the Registrar and Transfer Agent or at any other place that is designated by the Corporation. Any Special Warrant Certificates tendered for exchange shall be surrendered to the Registrar and Transfer Agent and cancelled. The Corporation shall sign all Special Warrant Certificates necessary to carry out exchanges as aforesaid.

6.       TRANSFER OF SPECIAL WARRANTS

                  The Holder may transfer the Special Warrants evidenced hereby either in whole or in part by completing Schedule "B" hereto and delivering the same, together with this Special Warrant Certificate and such evidence of identity or title as the Registrar and Transfer Agent may reasonably require, to the Registrar and Transfer Agent, whereupon the transfer will be registered and duly noted by endorsement hereon signed by the Registrar and Transfer Agent. Every transfer of Special Warrants must be in writing under the hand of the Holder or the Holder's legal personal representatives or the attorney authorized in writing of such Holder. If only a portion of the Special Warrants evidenced hereby is transferred, the Registrar and Transfer Agent will deliver to the Holder replacement certificates substantially in the form of this Special Warrant Certificate representing the Special Warrants not so transferred.

                  TRANSFERS OF THE SPECIAL WARRANTS EVIDENCED HEREBY MAY BE SUBJECT TO RESTRICTIONS UNDER APPLICABLE SECURITIES LAW. HOLDERS OF SPECIAL WARRANTS SHOULD CONSULT THEIR OWN PROFESSIONAL ADVISERS IN ORDER TO ASSESS THE LEGAL ASPECTS OF A TRANSFER OF THE SPECIAL WARRANTS EVIDENCED HEREBY.

7.       NOTICES

                  All payments required to be made or given pursuant to this Special Warrant Certificate shall be sent by prepaid courier and all notices required to be made or given pursuant to this Special Warrant Certificate shall be sent by prepaid courier or telecopier. All payments and notices shall be deemed to have been received on the day of delivery if delivered, or on the date of transmission (as evidenced by confirmation of transmission) if sent by telecopier, as the case may be. All notices hereunder shall be made or given at the addresses set forth below:

                  (a)      in the case of the Corporation:

                           Adsero Corp.
                           2085 Hurontario Street, Suite 300
                           Mississauga, Ontario  L4A 4G1

                           Attention: President
                           Telecopier number: (905) 629-7025
                           With a copy to:

                           Gottbetter & Partners LLP
                           488 Madison Ave., 12th Floor
                           New York, New York
                           10022-5717

                           Attention: Scott E. Rapfogel
                           Telecopier number: (212) 400-6901

                  (b) in the case of the Holder, at the address of the Holder as set forth on the Special Warrant Register.

                  (c)      in the case of the Registrar and Transfer Agent:

                           Corporate Stock Transfer
                           3200 Cherry Creek Drive South
                           Suite 430
                           Denver, Colorado
                           80209

                           Attention: Carlyn K. Bell
                           Telephone number: (303) 282-4800
                           Telecopier number: (303) 282-5800
                           With a copy to:

                           Gottbetter & Partners LLP
                           488 Madison Ave., 12th Floor
                           New York, New York
                           10022-5717

                           Attention: Scott E. Rapfogel
                           Telecopier number: (212) 400-6901

8.       GOVERNING LAW

                  This Special Warrant Certificate shall be governed by the laws of the province of Ontario and the laws of Canada applicable therein.

9.       TIME OF THE ESSENCE

                  Time shall be of the essence hereof.

10.      BUSINESS DAY

                  In the event that any date upon or by which any other action is required to be taken by the Corporation, the Registrar and Transfer Agent or the Holder is not a business day, then such action shall be required to be taken on or by the next succeeding day which is a business day.

11.      NUMBER AND GENDER

                  Words importing the singular number only include the plural and vice versa and words importing any gender include all genders.

12.      HEADINGS

                  The  division  of  this  Special  Warrant   Certificate   into
Sections, clauses, subclauses or other subdivisions and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation hereof.

13.      BINDING EFFECT

                  The terms and conditions of the Special Warrants as set out herein shall enure to the benefit of and be binding upon the Holder hereof, the heirs, executors, administrators, successors and assigns of the Holder to the extent provided herein and shall enure to the benefit of and be binding upon the Corporation and its successors.

14.      SEVERABILITY

                  In the event that any provision hereof shall be void or unenforceable for any reason, it shall be severed from the remainder of the provisions hereof and such remainder shall remain in full force and effect notwithstanding such severance. Any court with jurisdiction over any dispute with respect to the Special Warrants may amend the provisions hereof to the minimum extent required to render the impugned provision valid and enforceable.

                  IN WITNESS WHEREOF the Corporation has executed this Special Warrant Certificate this 27th day of September, 2004.


                                                  ADSERO CORP.


                                                  Per:
                                                       ------------------------
                                                   Name:  William M. Smith
                                                   Title: C.F.O.

                                  SCHEDULE "A"
                                 SPECIAL WARRANT
                                  EXERCISE FORM

TO:               ADSERO CORP.

                  The undersigned Holder of the Special Warrants represented by the within Special Warrant Certificate hereby exercises the right to acquire Units of Adsero Corp. (the "Corporation") pursuant to the within Special Warrant Certificate, which Special Warrant Certificate is hereby surrendered to the Corporation and which will, upon due issuance of the Common Shares and Share Purchase Warrants comprising the aforesaid Units, be null and void.

                  The Common Shares and Share Purchase Warrants comprising the aforesaid Units will be issued as set forth below and will be mailed to the address set forth below.


----------------------------------------    ------------------------------------
Witness                                     Signature of Holder

                                            ------------------------------------
                                            Print Name in Full

                                            ------------------------------------
                                            Address in Full

                                            ------------------------------------

Guaranteed by1:

----------------------------------------    ------------------------------------
Name of Guarantor                           Authorized Signature Number


----------------------------------------
Signature of Authorized Signatory of
Guarantor


----------------------------------------
Print Name of Authorized Signatory of
Guarantor

 (1) If the Common Shares and Share Purchase Warrants are to be registered in a name other than the name of the Holder, the Holder must pay to the Registrar and Transfer Agent all exigible taxes and the signature of the Holder must be guaranteed by a bank or trust company or by a member of a Canadian stock exchange.



-----------------------------

Print below the name and address in full of the person in whose name the certificates evidencing the Common Shares and Share Purchase Warrants subscribed for are to be issued. If the Common Shares and Share Purchase Warrants subscribed for are to be issued to more than one person, similar information must be provided for each such person, as well as the number of Common Shares and Share Purchase Warrants to be issued to each. If any of the Common Shares and Share Purchase Warrants are to be issued to a person or persons other than the Holder of the within Special Warrant Certificate, the Holder must pay to the Corporation all requisite taxes.

Name
         -----------------------------------------------------------------------
Address
         -----------------------------------------------------------------------

         -----------------------------------------------------------------------

         -----------------------------------------------------------------------
                                                                     Postal Code

                                  SCHEDULE "B"
                                FORM OF TRANSFER

FOR VALUE RECEIVED the undersigned Holder of the Special Warrants of ADSERO CORP. evidenced by the within Special Warrant Certificate hereby sells, assigns and transfers such Special Warrants unto

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
of:
         -----------------------------------------------------------------------

DATED this      day of              , 2004.
           ----        -------------

---------------------------------------    -------------------------------------
Witness                                    Signature of Holder

                                           -------------------------------------
                                           Print Name in Full

                                           -------------------------------------
                                           Address in Full

                                           -------------------------------------

Guaranteed by:2

---------------------------------------    -------------------------------------
Name of Guarantor                          Authorized Signature Number


---------------------------------------
Signature of Authorized Signatory of
Guarantor


---------------------------------------
Print Name of Authorized Signatory of
Guarantor

(1) The signature of the person executing this transfer must be guaranteed by a bank or trust company or by a member of a Canadian stock exchange.

Note: The signatures to this transfer must correspond with the name of the Holder as recorded on the Special Warrant Certificate in every particular without enlargement or alteration or any change whatsoever.